Exhibit 23.1

To:  The Securities and Exchange Commission
Re:  Mediacomm Broadcasting Systems, Inc.


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-90241 of MediaComm Broadcasting Systems, Inc. on Form SB-2 of our report dated June 2, 1999 on the financial statments of MediaComm Broadcasting Systems, Inc. appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Cordovano and Harvey, P.C.
Denver, Colorado
April 6, 2000